EXHIBIT 10.62

PORTIONS OF THIS EXHIBIT 10.62 MARKED BY AN *** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT

EXECUTION COPY

CONFIDENTIAL - THIS DOCUMENT AND ITS SUBSTANCE ARE NOT TO BE USED OR DISCUSSED WITHOUT CONSENT OF CALVIN KLEIN, INC. THIS IS A DRAFT WHICH SHALL NOT BE BINDING UPON THE PARTIES AND DOES NOT CONSTITUTE AN OBLIGATION OF THE PARTIES. NO BINDING AGREEMENT OR OBLIGATION WILL RESULT UNLESS A DEFINITIVE WRITTEN AGREEMENT IS EXECUTED AND DELIVERED BY THE PARTIES. NEITHER THIS DRAFT NOR ANY OTHER DRAFT, MEMO, OTHER WRITING NOR ANY ORAL CONVERSATION OR DISCUSSION IS TO BE CONSIDERED BINDING OR A COMMITMENT ON THE PART OF CALVIN KLEIN, INC.

CALVIN KLEIN, INC.

and

CALVIN KLEIN JEANSWEAR ASIA LTD.

THIS AMENDED AND RESTATED LICENSE AGREEMENT is made this 1st day of January 1997, by and between CALVIN KLEIN, INC., a New York corporation having its principal business office at 205 West 39th Street, New York, New York 10018 ("Licensor"), on the one hand and Calvin Klein Jeanswear Asia Ltd., a Hong Kong corporation having its principal business office at c/o Jeanswear Services Hong Kong Ltd., Suite 3506, Tower 1, The Gateway, 25 Canton Road, TST, Kowloon, Hong Kong ("Licensee") and it amends and restates in its entirety a License Agreement dated as of May 14, 1996 (the "Original License Agreement") by and between Licensor and Licensee.

Index

Section

1	Grant (Products/Territory)

2	Term

3	Design

4	Confidentiality

5	Quality Control

6	Operations

7	Advertising

8	Approval Standard

9	Minimum Guaranteed Fees

10	Percentage Fee

11	Equity Interest

12	Audit

13	Trademark

14	Infringement

15	Counterfeit/Parallel Considerations

16	Copyright

17	Other Designers

18	Indemnification/Insurance

19	Breach/Default

CONFIDENTIAL TREATMENT

20	Termination

21	Licensor Representations

22	Licensee Representations

23	Notice

24	Assignment

25	Entire Agreement

26	Independent Contractor

27	No Waiver

28	Severability

29	Governing Law

30	Forum, Jurisdiction and Service of Process

31	Jurisdictional Approval

Schedules/Exhibits/Attachments

Schedule A (Products)
Schedule 3.1.1 Time and Action Calendar
Schedule 24 (Shareholdings)

W  I  T  N   E  S  S  E  T   H:

In consideration of the premises and the mutual covenants hereinafter set forth, Licensor and Licensee do hereby respectively grant, covenant and agree as follows:

Definitions: As used in this Agreement, the following terms have the meanings specified or referred to below.

"Aggregate Net Sales Thresholds" shall have the meaning set forth in Section 2.1.

"Asia" shall have the meaning set forth in Section 1.1.

"Articles" shall have the meaning set forth in Section 1.1.

"Close-out Articles" shall have the meaning set forth in Section 5.4.

"CPI" shall mean the Consumer Price Index (All Cities - All Urban Consumers) as published by the United States Department of Labor (or the successor index).

"Form" shall have the meaning set forth in Section 1.1.

"Irregulars" shall have the meaning set forth in Section 5.4.

"Licensor's Data" shall have the meaning set forth in Section 4.1.

"Licensed Mark" shall have the meaning set forth in Section 1.1.

"Minimum Advertising Expenditure" shall have the meaning set forth in Section 7.2.

"Minimum Guaranteed Fee" shall have the meaning set forth in Section 9.1.

"Minimum Net Sales Thresholds" shall have the meaning set forth in Section 2.2.

"Net Sales" shall have the meaning set forth in Section 10.1.

"Percentage Fee" shall have the meaning set forth in Section 10.1.

"Products" shall have the meaning set forth in Section 1.1.

CONFIDENTIAL TREATMENT

"Salesmen's Samples" shall mean Articles sold to Licensee's commercial agents and salesmen at a discount of at least 50% off the wholesale price for use in promoting and selling Articles.

"Territory" shall have the meaning set forth in Section 1.1.

"Special Fee" shall have the meaning set forth in Section 9.1.

Section 1. Grant (Products/Territory).

1.1.1 Licensor hereby grants to Licensee an exclusive license, except as otherwise provided herein, only throughout certain countries in "Asia," namely Hong Kong, Republic of Korea, Republic of China (Taiwan), China (PRC), Indonesia, Philippines, Singapore, Malaysia, Thailand, New Guinea, Vietnam, Australia, New Zealand, Cambodia, Laos, Myanmar, Burma, Macau, the Federated State of Micronesia and Mariana Islands (Saipan) (except as provided below) (hereinafter referred to as the "Territory") to use the mark "Calvin Klein" and "CK/Calvin Klein" (hereinafter referred to as the "Licensed Mark") only in the form of the logo "Calvin Klein Jeans" and/or "CK/Calvin Klein Jeans" as may be approved by Licensor (hereinafter referred to as the "Form") on and in connection with the manufacture, distribution and sale at wholesale solely of the items of men's (and boys) and women's (and girls) jeans and jeans related apparel and men's (and boys) and women's (and girls) "khaki" pants, skirts, shorts and "khaki" related items as are set forth on Schedule A annexed hereto (hereinafter referred to as "Products"), provided that Licensee acknowledges that Licensor has retained the rights specified below and in Sections 1.1.2 and 1.2. Products produced by or for Licensee and approved by Licensor, from time to time, for each collection for sale under this Agreement hereinafter shall be referred to as "Articles." Notwithstanding the foregoing, the license granted hereunder with respect to manufacture is non-exclusive and Licensor retains the right to *** Licensee acknowledges that Licensor's grant hereunder does ***

1.1.2 Licensee's right to use the Licensed Mark in the ***

1.2 All Articles shall bear the Licensed Mark only in the Form except as hereinafter provided, and no Article shall be sold or otherwise distributed by Licensee under any mark other than the Licensed Mark. Licensor reserves all rights to the *** Licensee specifically acknowledges that Licensor has retained:

(a) the right to use, and to grant to any other third party the right to use, the Licensed Mark, in the Form or otherwise:

(i) in the Territory, with regard to any ***, and

(ii) outside the Territory, with regard to any *** and

(b)	the right to use, and to grant to any other third party the right to use *** and

(c)	the right to ***

1.3 Licensee acknowledges that Articles hereunder may bear some similarity of design to other items of merchandise which hereafter may be distributed or sold in the Territory in connection with the Licensed Mark by either Licensor or Licensor's duly authorized licensees or others and further acknowledges that such similarity of design shall not be deemed a breach of or default under this Agreement.

1.4 Licensee acknowledges that ***

1.5 Licensee will use its best efforts to exploit the rights herein granted throughout each and every jurisdiction in the Territory and to sell the maximum quantity of each category of Articles in each and every jurisdiction in the Territory therein consistent with the high standards and prestige represented by the Licensed Mark.

1.6 Licensee shall not export Articles from the Territory and shall not sell Articles to any third party which it knows, has reason to believe or should have reason to believe intends to export Articles from the

CONFIDENTIAL TREATMENT

Territory. However, Licensee may sell Articles to Licensor and/or another authorized licensee of Licensor for Products for sale in other jurisdictions, as may be consented to from time to time by Licensor. Furthermore, Licensee agrees to utilize product identification systems and other desirable measures, as specified from time to time by Licensor for marking Articles to facilitate effective control of the distribution thereof and the monitoring and prevention of parallel or grey goods marketing.

1.7 Licensee acknowledges that Licensor has entered into, and will hereafter enter into, licenses with third parties regarding the use of the Licensed Mark and/or the Form on Articles in jurisdictions outside the Territory and that Licensor may grant third parties the right to produce Products for sale outside the Territory. Licensee agrees to fully co-operate with such third parties, as requested by Licensor including but not by way of limitation, ***

1.8 Furthermore, Licensee agrees that the marketing placement and distribution of Articles in the Territory may but shall not necessarily be the same as that for Products being sold *** Licensee acknowledges that Licensor has heretofore granted an exclusive distributorship to third parties in the Territory and that the license granted hereunder is subject to the same. Licensee agrees to assume and to fully comply with all of Licensor's obligations provided therein or relating thereto, including but not by way of limitation, *** Furthermore, if requested by Licensor, and subject to availability, Licensee will ***

1.9 In the event Licensor desires to ***

1.10 Licensee acknowledges that Licensor has ***

Section 2. Term.

2.1 (a) The initial term of this Agreement will be ten (10) years and six (6) months commencing as of 1 July 1996 and continuing through 31 December 2006, unless sooner terminated in accordance with the provisions hereof. This Agreement shall be renewed for up to two (2) consecutive additional terms of ten (10) years each, commencing 1 January 2007, and 1 January 2017 respectively, but such renewal shall be effective only if (a) Licensee is in compliance with all of the terms and conditions of this Agreement throughout the initial or preceding term, as applicable (b) (subject to Section 2.2(e)) "Net Sales" (as hereinafter defined) during each Annual Period have attained or exceeded the "Aggregate Net Sales Thresholds" set forth below.

Annual Period	Aggregate Net Sales Thresholds
1	***
2	***
3	***
4	***
5	***
6-10	***
11-20	***

(c) Licensee is in compliance with the financial covenants set forth in Section 6, and (d) Licensee has, in the sole determination of Licensor, continued throughout the initial term of the Agreement to maintain the high quality standards necessary to reflect the prestige and reputation of the Articles and the Licensed Mark. Licensor may specifically waive compliance with any of the foregoing. At least 90 days prior to each such renewal, Licensee shall deliver to Licensor a detailed business plan for its operations for the renewal period which shall contain reasonably detailed projections prepared by Licensee in good faith. The eighteen (18) month period commencing 1 July 1996, the twelve (12) month period commencing 1 January 1998 and each twelve (12) month period commencing on each 1st January thereafter during the term of this Agreement, shall each constitute and hereinafter shall be referred to as an "Annual Period."

CONFIDENTIAL TREATMENT

(a) Notwithstanding the provisions of Section 2.1(a), *** for each of the following Annual Periods as follows:

Annual Period	***
1	***
2	***
3	***
4	***
5	***

; provided, that, commencing in the Annual Period in effect on the date ***

2.2 (a) In addition to the provisions of Section 2.1 and subject to Section 2.2(d) below, commencing at any time after the ***

(b) The following are the "Minimum Net Sales Thresholds" which Licensee shall be required to attain for each of the following jurisdictions during the second Annual Period, except as otherwise provided in the table (in each case, a "Second Year Amount") ***

Jurisdiction	Minimum Net Sales Threshold (in millions)
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***

Jurisdiction	Minimum Net Sales Threshold (in millions)
***	***

For each subsequent Annual Period during the Term the "Minimum Net Sales Threshold" for each jurisdiction will be an amount ***

(c) For purposes of computing the "Minimum Net Sales Threshold" pursuant to Section (b) for ***

(d) Notwithstanding the fact that ***

(e) ***

Section 3. Design.

3.1.1 Licensee will cooperate with Licensor and will each use their respective best efforts in the preparation of seasonal collections of Articles in accordance with the Time and Action Calendar attached hereto as Schedule 3.1.1. Licensee will provide Licensor, *** for Licensor's review and use in developing seasonal collections as provided herein.

3.1.2 In connection therewith, Licensor or Licensor's designee, which may be Calvin Klein Jeanswear Company and/or Calvin Klein Jeanswear Europe S.p.A. ("Designee") will ***

3.2 In order to present cohesive and representative collections of Articles, Licensee will utilize substantially all of the designs or samples submitted by Designee or approved by Licensor and/or such

CONFIDENTIAL TREATMENT

designs or samples developed by Licensor and produce, offer for sale, and ship as ordered, those Articles which are produced therefrom, except as Licensor may otherwise consent. Within thirty (30) days following the close of each seasonal collection, Licensee will provide Licensor with the sales results, by style on a unit basis, of Articles shown and sold for such seasonal collection.

3.3 Licensee may use only sketches, designs, colors and other materials provided by Designee or Licensor or approved by Licensor in connection with Articles. If Licensee rejects any such sketches, designs, color samples or other materials and chooses not to use them in connection with Articles, Licensee must return such sketches, designs, color samples and other materials at Licensee's expense, and may not use them or permit their use by any unauthorized parties thereafter.

3.4 Licensor may use and permit others to use sketches, designs and other materials provided or approved by Licensor for use in connection with Articles in any manner it desires, provided that such use does not conflict with any rights granted Licensee hereunder.

3.5 Licensee will be responsible for making all prototypes (including design as well as production prototypes) and samples as well as for the production of Articles, and Licensee will bear all costs in connection therewith. Licensee will be responsible for and will bear all costs (except to the extent such stores bear such costs) involved in the design, development and construction of showrooms and in-store shops or in-store "stores" or in-store areas in which Articles are sold, all of which shall be subject to the ongoing approval of Licensor. Initially certain services of Licensor's visual display and other personnel may be needed to assist Licensee; the costs of which personnel, as may be, requested or approved in advance by Licensee, will be borne by Licensee. Licensor shall be entitled to inspect Licensee's showrooms, such in-store shops and in-store areas within stores periodically at its expense. Licensee, however, will bear all costs in connection with Licensor's inspection of such showrooms, in-store shops and in-store areas within stores to the extent Licensor determines as a result of such inspection that Licensee's showrooms, or in-store shops or in-store areas within stores are not maintained pursuant to specifications supplied by Licensor. Licensee shall then, at its expense, make any modifications to the design, layout, decor, visual display or merchandise display formats as Licensor shall reasonably require and bear any costs incurred by Licensor as a result of follow-up inspection to determine compliance with Licensor's directions. Furthermore, Licensee will remit directly payment for, or reimburse Licensor for, any out-of-pocket expenses incurred by Licensor or its representatives in connection with this Agreement, which are requested (or approved in advance by Licensee).

3.6 Licensee shall sell to Licensor, Licensor's affiliates or Licensor's licensees (including store licensees, for full price retail and outlet stores) in, or if specifically requested in writing outside of, the Territory, such reasonable quantities of Articles as may be requested ***

3.7 Licensee shall make available to Licensor, *** Licensee shall permit Licensor and its employees and other representatives to purchase Articles for *** Licensor agrees to use its reasonable efforts to enable Licensee and its employees to ***

Section 4. Confidentiality. Licensee acknowledges that all information relating to the terms and provisions of this Agreement and any agreements entered into by the parties on the date hereof and the business and operations of Licensor and its affiliates and/or Designee which it learns during the term, or has learned during negotiation, of this Agreement, all special design concepts which Licensor or its affiliates or its Designee provide to it hereunder and all sketches and designs received by it from Licensor or its affiliates or its Designees (hereinafter referred to as "Licensor's Data") are valuable property of such entities. Licensee acknowledges the need to preserve the confidentiality and secrecy of Licensor's Data and agrees that, both during the term of this Agreement and after the termination hereof, it shall not use (except use required to fulfill the provisions of this Agreement during the term of this Agreement) or disclose same, and it shall take all necessary steps to ensure that use by it or by its authorized designees (which use and which designees shall be solely as necessary for, and in connection with, the manufacture, distribution, sale, advertising or promotion of Articles) shall preserve in all respects such confidentiality and secrecy. Licensee hereby indemnifies Licensor, its affiliates and its Designee against any damage of any kind which may be suffered by any of them as a result of any breach by Licensee, or any of its said

CONFIDENTIAL TREATMENT

designees of the provisions of this paragraph. (For purposes hereof "affiliates" shall consist of those persons, firms, corporations and other entities controlled by, controlling or under common control with the entities in question.)

Section 5. Quality Control.

5.1 The components, workmanship, fit and durability of Articles will at all times be of the highest quality and commensurate with the reputation, image and prestige of the Licensed Mark. Licensee will maintain production and other quality control procedures so as to ensure that the quality of Articles meets or surpasses that of the approved samples of Articles. Articles will be distributed, merchandised and sold with packaging and sales promotion materials appropriate for highest quality products of that type of merchandise. All Articles will be manufactured, sold, labeled, packaged, distributed and advertised in accordance with all applicable laws and regulations in the Territory.

5.2 Licensor will have the right to design and/or approve the styles, designs, packaging, components, workmanship, fit, quality, display, merchandising, advertising and promotion of all Articles so as to ensure that Articles manufactured, merchandised, sold, advertised and promoted hereunder are consistent with the reputation, image and prestige of the Licensed Mark as a designation for highest quality products.

5.3 (a) Before selling, distributing or promoting any Article, Licensee will deliver to Licensor for its approval, free of charge, one (1) prototype sample of each such Article together with prototype tags, labels and packaging to be used in connection therewith. In the event any such prototype sample fails to meet with Licensor's approval, Licensee shall promptly correct such prototype and re-submit it for Licensor's approval. Licensor may require Licensee to purchase labels, tags and other identification including packaging materials from Licensor, or Licensor's designated supplier in order to protect the Licensed Mark and to preclude or prevent counterfeiting or unauthorized use of materials utilizing the Licensed Mark.

(b) Licensee will deliver to Licensor, free of charge, one (1) initial production sample of each Article together with the tags, labels and packaging to be used in connection therewith. In addition, from time to time in order to ensure that Licensor is maintaining the quality standards set forth herein upon Licensor's request, Licensee will deliver to Licensor, free of charge, such reasonable number of then current production samples of each Article produced hereunder together with the tags, labels and packaging being used in connection therewith. In the event Licensor determines that the initial production sample delivered to Licensor or any Article subsequently submitted to Licensor fails to meet the quality standards set forth herein, Licensee will make any corrections determined by Licensor to be necessary to meet such quality standards. All Articles to be sold hereunder will be at least equal in quality to the samples approved by Licensor.

(c) Licensor and its duly authorized representatives will have the right, upon reasonable advance notice and during normal business hours, to examine Articles in the process of being manufactured and to inspect all facilities utilized by Licensee or its contractors in connection therewith. Licensee shall include in its arrangements with third party contractors a similar provision permitting Licensor's inspections of such contractor's facilities.

5.4 All Articles will bear the Licensed Mark only in the Form and only in such form and manner as may be approved by Licensor. Notwithstanding the foregoing, *** Licensee will cause to appear on all Articles produced hereunder, and on their labels, packaging and the like, on all advertising, promotional, merchandising and publicity material used in connection therewith, and on any printed matter of any kind on which the Licensed Mark, the Form or any other "Calvin Klein" or "CK" or "CK/Calvin Klein" identification appears (including business cards, invoices, stationery and other printed matter), such legends, markings and notices as Licensor may request. Before using or releasing any proposed advertising (including any and all co-operative trade and consumer advertising), promotional, merchandising or publicity material or any such other printed matter, Licensee will submit same together with the proposed placement thereof to Licensor for Licensor's approval. The same will not be used or released prior to receipt of Licensor's approval.

CONFIDENTIAL TREATMENT

5.5 After any sample, copy, art work or other material has been approved, Licensee will not depart therefrom in any respect without the prior written approval of Licensor. If Licensor should disapprove any sample Article, tag, label, package or the like, or any advertising, promotional, merchandising or publicity material or the proposed placement thereof or any other printed matter, Licensee will not use or permit the use of the same in any manner, whether or not in connection with the Articles or the Licensed Mark or otherwise.

5.6 In order to maintain the reputation, image and prestige of the Licensed Mark, Licensee's distribution patterns shall consist of those retail outlets whose location, merchandising and overall operations, and whose positioning of Articles are consistent with (a) the high quality of Articles, (b) the reputation, image and prestige of the Licensed Mark, and (c) the exclusive nature of distribution and market placement applicable to such Articles and as are approved by Licensor on an ongoing basis. ***

Section 6. Operations. During the term of this Agreement, Licensee shall use such trade name incorporating the Licensed Mark in the Form, and no other name or mark, as is specifically approved by Licensor as the name of an entity which shall operate solely in connection with and arising from its performance of its obligations and responsibilities hereunder. Licensee shall comply with all legal requirements applicable to the establishment and maintenance of the same including the filing of a fictitious name certificate (sometimes referred to as a "d/b/a" or "doing business as" form) where applicable. Licensee shall be permitted to use the name "CK Jeanswear Asia Ltd.," only for so long as Licensee operates solely as the licensee hereunder and shall change its name from "Calvin Klein Jeanswear Asia Ltd." within 30 days of the date hereof. The use of the Licensed Mark in the Form in connection with the operation of such entity shall be subject to the provisions of paragraph 13 below. In connection with the operation of such entity Licensee shall:

(a) employ, on an exclusive basis, a "President" and/or a "Managing Director" who shall be subject to the ongoing approval of Licensor;

(b) employ, on an exclusive basis, as part of its staff such personnel (including personnel to liaise with Licensor) as will enable Licensee, in the opinion of Licensor, to exploit the license herein granted and to maintain the quality standards required hereunder which personnel would customarily include sales, merchandising, public relations (who may be retained as consultants or through a servicing arrangement with Licensor), visual display and production (including quality control) personnel and the initial staffing shall consist of one full-time Managing Director, one full-time merchandiser, one part-time logistical person and one part-time accounting person;

(c) establish as soon as practicable and thereafter maintain throughout the term of this Agreement, a separate showroom in Hong Kong, and a separate showroom in such other jurisdiction in the Territory, as may be required by Licensor as and when it establishes a central "Calvin Klein" headquarters in the Territory, in which such showroom shall be located and in every case wherever and at the time an agent or distributor is delegated for such jurisdiction, for the sole purpose of displaying, promoting and selling Articles, the general location (and relocation) and general decor of which will be subject to the on-going approval of Licensor, and the architect retained by Licensee will be subject to the approval of Licensor both at the time such showroom is established and thereafter throughout the term of this Agreement;

(d) establish and maintain throughout the term of this Agreement, production and other facilities, whether by ownership, or by contractual arrangement, in order to exploit the license herein granted and to maintain the quality standards required hereunder;

(e) *** Licensee will deliver to Licensor ***; and

(f) furnish Licensor with information regarding the above and such other information regarding the company as Licensor may, from time to time, request including (i) providing Licensor in writing, with ***, (ii) ***, (iii) ***, and (iv) ***

(g) Within sixty (60) days following the close of the second Annual Period and each Annual Period thereafter, Licensee will provide Licensor with a ***. Licensee will also furnish Licensor with

CONFIDENTIAL TREATMENT

such additional specific information and data as may be requested by Licensor. Licensor and Licensee will then review and discuss certain aspects of the operations under this Agreement. Licensor may recommend such changes in the operations, design or merchandising of Articles, or change in distribution patterns as it deems necessary or desirable to exploit the license granted under this Agreement and/or to ensure the cohesive development, presentation, sale merchandising, distribution, advertising and/or promotion of Articles and the Licensed Mark with and within the range of other merchandise produced by Licensor or by other authorized licensees of the Licensed Mark, and Licensee agrees to use its best efforts to implement such changes as promptly as practicable.

Section 7. Advertising.

7.1 Subject to the last sentence of Section 7.4, Licensee will spend for ***

7.2 Licensee will remit to Licensor to ***, not less than the following amounts (the "Minimum Advertising Expenditure"):

Annual Period	Minimum Advertising Expenditure
1st	***
2nd	***
3rd and each Annual Period thereafter	***

However, ***. Nothwithstanding the foregoing, if the *** (subject to the last sentence of Section 7.4 hereof) during such Annual Period.

7.3 For purposes hereof, ***

7.4 Any qualified expenditure incurred by Licensee during any Annual Period for ***

7.5 CRK Advertising operates as the advertising agency responsible for advertising campaigns relating to ***

Section 8. Approval Standard. Licensee acknowledges that approvals required pursuant to this Agreement, under Sections 2, 3, 5, 6(c), 7.3 and 13.1, may be based solely on Licensors subjective aesthetic standards and may be granted, withheld and/or changed in Licensor's sole and absolute discretion.

Section 9. Minimum Guaranteed Fees.

9.1 (a) In consideration of the license granted and the services to be performed by Licensor hereunder, Licensee will pay to Licensor in the manner provided in Section 9.2 below a Minimum Guaranteed Fee for each Annual Period as follows:

***

***

***

***

***

The Minimum Guaranteed Fee for the sixth through the tenth Annual Periods will be as mutually determined by the parties but in no event *** In the event this Agreement is renewed, the Minimum Guaranteed Fees for each of the 11th through the 20th Annual Periods, will be as mutually determined by the parties but in no event ***

CONFIDENTIAL TREATMENT

(a) Notwithstanding the provisions of Section 9.1(a), to the extent *** for each of the following Annual Periods as follows:

Annual Period	***
1	***
2	***
3	***
4	***
5	***

; provided, that, commencing in the Annual Period in effect on the ***

9.2 The Minimum Guaranteed Fee for each Annual Period will be paid in advance in four (4) equal quarterly installments on the first day of January, April, July and October during each Annual Period except that the Minimum Guaranteed Fee for the first Annual Period shall be paid in five (5) equal installments simultaneously with the execution hereof, on 1 July 1996, 1 January 1997, 1 April 1997 and on 1 October 1997.

9.3 *** of the Minimum Guaranteed Fee shall be allocated as a royalty for the use of the Licensed Mark and the remaining *** shall be allocated as a fee for the design and other services to be performed by Licensor.

Section 10. Percentage Fee.

10.1 In consideration of the license granted and the services to be performed by Licensor hereunder, Licensee shall pay to Licensor (i) a Percentage Fee computed at the rate of *** For purposes hereof, "Net Sales" shall mean (i) *** [approximately 1.5 pages redacted]

10.2 Fifty percent (50%) of the Percentage Fee shall be allocated as a royalty for the use of the Licensed Mark and the remaining fifty percent (50%) shall be allocated as a fee for the design and other services to be performed by Licensor.

10.3 The Percentage Fee payments hereunder shall be accounted for and paid quarterly, within thirty (30) days following the close of each three (3) month period during each Annual Period. The Percentage Fee payable for each accounting period during each Annual Period shall be computed on the basis of Net Sales from the beginning of such Annual Period through the last day of such accounting period with a credit for the Minimum Guaranteed Fees and Percentage Fees, if any, theretofore paid to Licensor for such Annual Period.

10.4 Licensee shall deliver to Licensor at the time each Percentage Fee payment is due, statements signed by the chief financial officer of Licensee and certified by him as accurate. Each such statement shall indicate, by month, the amount of Net Sales, and shall show in detail, separately for each category of Articles and each jurisdiction in the Territory for each account of Licensee, the style number, description, number of units, unit price and the total amount of gross sales of Articles shipped during the period covered by such statement, the type and amount of discounts and credits from gross sales which may be deducted therefrom (separately as to each type of discount or credit), a computation of the amount of Percentage Fee payable hereunder in respect of Net Sales for such period. Each such statement shall indicate by month the amount and details of all advertising and promotional expenditures incurred by Licensee during such period. Such statements shall be furnished to Licensor whether or not any Articles have been sold or advertising placed during the period for which such statements are due.

10.5 Licensee shall furnish to Licensor, not later than ninety (90) days following the close of each Annual Period during the term of this Agreement (or portion thereof in the event of prior termination for any reason), a report certified by its independent certified public accountants, or the equivalent thereof in the Territory, covering such Annual Period (or portion thereof) and containing the same information, required to be contained in the statements referred to in paragraph 10.4 above.

10.6 ***

CONFIDENTIAL TREATMENT

10.7 All payments required of Licensee hereunder shall be made to Licensor in New York, New York or, if specified by Licensor, to an account in the Territory in United States dollars (or, if so designated by Licensor, an alternative currency) via wire transfers specifying federal funds, or in such other manner as Licensor designate, with simultaneous telex notification and telephone confirmation to Licensor to the accounting and licensing department. The Percentage Fee (and other amounts provided for herein) shall be computed and paid in accordance with Licensee's accounting records which are kept in United States dollars.

10.8 If applicable, Licensee shall compute and pay on behalf of Licensor all withholding taxes which any governmental authority in the Territory may impose on Licensor with respect to the fees paid by Licensee to Licensor. The amount of such taxes shall be appropriately deducted from payments of fees. Licensee shall furnish Licensor with an official receipt (together with a translation thereof if not in English) promptly after each such payment of taxes. In the event such taxes are not paid when due, all resulting penalties and interest shall be borne by Licensee.

Section 11. Equity Interest. One hundred percent (100%) equity interest in Licensee is held by CK Jeanswear N.V., a Dutch holding company, on the date hereof. Licensee shall cause the transfer of ten percent (10%) of such equity interest to Licensor free of charge as directed by Licensor.

Section 12. Audit.

12.1 Licensee will prepare and maintain, in such manner as will allow them to be audited in accordance with generally accepted accounting principles consistently applied, *** Licensor and its duly authorized representatives have the right, during regular business hours and upon reasonable notice, for ***

12.2 If, as a result of any examination of Licensee's books and records, it is shown that the ***

Section 13. Trademark.

13.1 Licensee agrees that (a) no name or names shall be co-joined with the Licensed Mark, (b) it will not use the name "Calvin Klein," "CK" or "CK/Calvin Klein" or any portion or derivative thereof in its corporate name except as provided in Sections 23 and 6 hereof, and (c) no name or names shall be used in connection with the Licensed Mark in any advertising, promotion, publicity, labeling, packaging or printed matter of any kind utilized by Licensee in connection with Articles unless specifically consented to, and only in the Form, and only in the form approved, by Licensor. Any such use by Licensee pursuant to clause (c) above shall clearly indicate that the Calvin Klein Trademark Trust ("CKTT") is the owner and Licensor is the beneficial owner of the Licensed Mark and that Licensee is using the same pursuant to a license granted by Licensor.

13.2 Licensee acknowledges that CKTT is the owner and Licensor is the beneficial owner of all right, title and interest in and to the Licensed Mark as to Products in the Territory in any form or embodiment thereof and is also the owner of the goodwill attached or which shall become attached to the Licensed Mark and the Form in connection with the business and goods in relation to which the same has been, is or shall be used. Sales by Licensee and its affiliates shall be deemed to have been made by CKTT for purposes of trademark registration and all uses of the Licensed Mark and the Form by Licensee and its affiliates shall inure to the benefit of CKTT. Licensee will not, at any time, do or suffer to be done any act or thing which may in any way adversely affect any rights of Licensor or CKTT in and to the Licensed Mark or the mark or logo "CK" or any registrations thereof or any applications for registration thereof, or any applications for registration of the Form or which, directly or indirectly, may reduce the value of the Licensed Mark or detract from its reputation, image or prestige or that of Licensor or Calvin Klein.

13.3 Licensee will, at Licensor's request, execute any and all documents including Registered User Agreements and take any actions required by Licensor to confirm CKTT's ownership and Licensor's beneficial ownership of all rights in and to the Licensed Mark as to Products in the Territory and the respective rights of CKTT, Licensor and Licensee pursuant to this Agreement. Licensee will cooperate with Licensor and will, at Licensor's request, take any actions requested by Licensor in connection with

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the filing and prosecution by Licensor of applications in CKTT's name (or if applicable, Licensor's name) to register the Licensed Mark for Articles in the Territory and in connection with the maintenance and renewal of such registrations as may issue. Upon termination of this Agreement, Licensee shall execute any documents required by Licensor to evidence such termination. Licensee will bear all expenses in connection with the filing of Registered User Agreements and with any documents required to evidence termination of this Agreement including termination of such Registered User Agreements.

13.4 Licensee will use the Licensed Mark in the Territory strictly in compliance with the legal requirements obtaining therein and will use such markings in connection therewith as may be required by applicable legal provisions. Licensee will comply with all governmental regulations in connection with the manufacture, distribution and sale of Articles.

13.5 Whether during the term of this Agreement or subsequent to its termination, Licensee will never (a) challenge Licensor's ownership of or the validity of the Licensed Mark or any application for registration thereof, or any trademark registration thereof, or any rights of Licensor therein, nor (b) challenge the fact that Licensee's rights pursuant to this Agreement are solely those of a licensee.

Section 14. Infringement. In the event that Licensee learns of any infringement or imitation of the Licensed Mark with respect to Products which would be considered a counterfeit of the Articles, or of any use by any person of a trademark similar to the Licensed Mark with respect to Products which would be considered a deliberate use of something substantially similar to the Licensed Mark, it will promptly notify Licensor thereof. Licensee will take no action, including, but not by way of limitation, settling any action, appealing any adverse decision or discontinuing any action taken by it, except to the extent the same is approved in advance by Licensor. All costs and expenses incurred in any action or proceeding (including investigatory expenses and attorneys' fees, if applicable, court costs and filing fees) will be borne as determined in Section 15. Any damages recovered or sums obtained in settlement in or with respect to any action shall (i) first be applied to proportionately reimburse Licensee for the expenses incurred and actually paid by it and to reimburse Licensor for the expenses incurred and actually paid by it, (ii) the balance, if any, shall belong and shall be paid over to on a fifty-fifty basis to Licensee and Licensor. In no event will any infringement by a third party justify the withholding of any payment of royalty or design fee by Licensee.

Section 15. Counterfeit/Parallel Considerations.

(a) Licensor will use commercially reasonable efforts, including, without limitation, establishing an enforcement network of attorneys, investigators and customs inspectors in the Territory (the "Network") to minimize and deter (i) the diversion into and sale within the Territory of products, corresponding to the Articles, authorized for sale by its other licensees solely outside the Territory (including, without limitation, unauthorized distribution of such products by the manufacturers and subcontractors of such licensees) ("Parallel Imports") and (ii) the importation into, or sale or manufacture within, the Territory of counterfeit Articles; in each case subject to Licensee's compliance with its reimbursement obligations set forth in this subsection, the other subsections of this Section, and subject to applicable law. Licensee will cooperate in such efforts, and will promptly *** as follows:

(A)	***

(B)	***; and

(C)	***

(b) Licensee will use commercially reasonable efforts to minimize and deter the diversion of Articles for sale outside of the Territory (including, without limitation, unauthorized distribution of Articles by Licensee's manufacturers and subcontractors) ("Diversion"). Such efforts will include, without limitation, the utilization of such processes, controls, identification methods and reporting and auditing procedures as Licensor may from time to time reasonably request. Licensee will cooperate with Licensor in Licensor's efforts to minimize and deter Diversion ("Anti-Diversion Efforts"). Without limiting the foregoing:

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(i)	Licensee will promptly provide such information as Licensor may from time to time reasonably request concerning its manufacturing, subcontracting and distribution locations, activities and shipments, product and label identification systems and data and sales to and by its customers; and

(ii)	Licensee will promptly ***

(c) In addition to the foregoing, promptly after receipt of any certification by Licensor (with available supporting evidence) specifying the quantity of Articles recovered or otherwise identified as having been involved in any incident of Diversion or attempted Diversion, ***

(d) Where appropriate and consented to by Licensee, Licensor will initiate criminal or civil actions against persons outside the Territory seeking to manufacture counterfeit Articles or sell or ship counterfeit Articles into the Territory (excluding, for this purpose, manufacturers or subcontractors described in the definitions of Diversion or Parallel Imports). The cost related to any such actions shall be entirely for Licensee's account.

(e) Licensor will consult with Licensee in planning and enforcement activities pursuant to this Section 15. In addition, the parties will consult and cooperate to forecast Licensor's reimbursable expenses hereunder and make suitable arrangements so that Licensor may receive Licensee's payments in respect thereof at or shortly before such expenses are incurred.

(f) Whenever it is not readily apparent whether actions or proceedings involve counterfeit Articles, Parallel Imports or Diversion, Licensor will determine the nature of such items in good faith, taking into account all relevant information provided by Licensee.

(g) The parties agree to mutually explore alternative structures that will facilitate the prevention of Parallel Imports and Diversion in the Republic of Korea.

Section 16. Copyright. Any copyright which may be created in connection with any material using or used in connection with the Licensed Mark shall be the property of Licensor. Licensee shall do any and all things required by Licensor to preserve and protect said rights.

Section 17. Other Designers. During the term of this Agreement, Licensee will not *** Licensee shall not advertise or otherwise use the Licensed Mark or any other "Calvin Klein" identification together with any other trademark or name, or any other identification of any other fashion designer or any other fashion designer's merchandise; and Licensee shall use its best efforts to see that its purchasers of Articles comply with this restriction. During the term of this Agreement, Licensee's affiliates (as defined in Paragraph 4 of this Agreement, and to include any person or entity directly or indirectly owning or controlling a majority interest in Licensee) may distribute, sell or advertise Products under the name of other designers, except: *** This statement shall not be deemed to limit any affiliate from manufacturing goods as a contractor for such designers.

Section 18. Indemnification/Insurance.

18.1 Licensee does hereby indemnify Licensor, CKTT and Calvin Klein, individually, against and save and hold each of them harmless of and from any and all losses, liability, damages and expenses (including reasonable attorneys' fees and expenses) which they or either of them incur or for which they or either of them may become liable or be compelled to pay in any action or claim against them or either of them, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensee or any of its affiliates or any of their respective servants, agents or employees in connection with Licensee's performance of this Agreement and transactions arising therefrom. The provisions of this paragraph and the obligations of Licensee set forth therein shall survive expiration or other termination of this Agreement.

18.2 Licensee will procure and maintain at its own expense in full force and effect at all times during which Articles are being sold with a responsible insurance carrier acceptable to Licensor, a public liability insurance policy including products liability coverage with respect to Articles as well as contractual

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liability (to the extent customarily available in the Territory, as indicated by Licensee's insurance representative, on an annual basis) with respect to this Agreement, with a limit of liability of not less than *** Such insurance policy shall insure against occurrences happening at any time during which Articles are being sold or used regardless of when claims may be made. Such insurance policy shall be written for the benefit of Licensor, Licensee and Calvin Klein, individually, and will provide for at least ten (10) days prior written notice to Licensor and Licensee of the cancellation, non renewal or substantial modification thereof. Such insurance may be obtained by Licensee in conjunction with a policy of products liability insurance which covers products other than Articles. Licensee will deliver a certificate of such insurance to Licensor promptly upon issuance of said insurance policy and shall, annually and otherwise from time to time, upon reasonable request by Licensor, promptly furnish to licensor evidence of the maintenance of said insurance policy. Nothing contained in this paragraph 18.2 shall be deemed to limit, in any way, the indemnification provisions of paragraph 18.1 above.

Section 19. Breach/Default.

19.1 (a) If Licensee fails to make any payment to Licensor on the date such payment is due as provided hereunder:

(1) Licensee shall pay interest on the unpaid balance of the amount due at a rate equal to ***; and

(2) if such default continues uncured for a period of ten (10) days after the date such payment initially became due Licensor shall have the right to terminate this Agreement forthwith by and upon written notice to Licensee.

(a) If Licensee fails to perform any of the terms, conditions, agreements or covenants in this Agreement on its part to be performed which failure may adversely affect the Licensed Mark, Licensor may terminate this Agreement forthwith by written notice: (i) if such default is incurable, or (ii) if such default is curable but continues uncured for a period of ten (10) days after written notice thereof has been given to Licensee by Licensor. If Licensee fails to comply with the provisions of paragraph 1.6 above, Licensor may terminate this Agreement effective upon ten (10) days prior written notice to Licensee.

(b) If Licensee fails to pay any amounts due any of Licensor's affiliates within ten (10) days following written notice thereof from Licensor or if Licensee or Corrado Fratini breaches or defaults under the Shareholder Agreement referred to in Section 24, beyond the applicable cure period, Licensor may terminate this Agreement effective upon ten (10) days prior written notice to Licensee.

(c) If Licensee shall otherwise fail to perform, or if Licensor fails to perform, any of the terms, conditions, agreements or covenants in this Agreement on its respective part to be performed, the non-defaulting party may terminate this Agreement forthwith by written notice: (i) if such default is incurable; or (ii) if such default is curable but continues uncured for a period of thirty (30) days after written notice thereof has been given to the defaulting party in writing by the other party; or (iii) if such default is curable but it is not reasonably curable within 30 days, if the defaulting party promptly and diligently takes all necessary actions to cure such default, but such default continues uncured for a period of sixty (60) days after written notice thereof has been given to the defaulting party in writing by the other party.

19.2 In the event Licensee files a petition in bankruptcy, or is adjudicated a bankrupt, or if it becomes insolvent, or makes an assignment for the benefit of creditors, or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or if it discontinues its business for a period of sixty (60) days or more, or if it discontinues reasonable commercial exploitation of Articles for a period of sixty (60) days or more, or if a custodian, receiver or trustee is appointed for it or a substantial portion of its business or assets for any reason, or if it defaults on any obligation which is secured by a security interest in any Articles, or if it adopts resolutions for the filing of or entering into any type of insolvency proceeding, or assignment for the benefit of its creditors, or liquidation of the business, this Agreement shall automatically terminate forthwith.

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19.3 No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of Licensee's assets or business shall have the right to continue this Agreement or to exploit or in any way use the Licensed Mark if this Agreement terminates pursuant to paragraph 19.2 above.

19.4 Notwithstanding any termination in accordance with the foregoing, Licensor shall have, and hereby reserves, all the rights and remedies which it has or which are granted to it by operation of law, to collect fees due, earned or payable by Licensee pursuant to this Agreement, to be compensated for damages for breach of the Agreement and to enjoin the unlawful or unauthorized use of the Licensed Mark without the necessity of posting any bond or proving any actual damages (which injunctive relief may also be sought prior to or in lieu of termination). Licensee hereby waives any and all rights relating to claims for wrongful termination, loss of goodwill or damages in connection with any such termination and agrees that it will never allege any such claims. In the event of termination of the Agreement by Licensor pursuant to paragraph 19.1 and/or paragraph 19.2 above, the entire unpaid balance of the Minimum Guaranteed Fees for the remaining balance of the then current term of this Agreement shall immediately become due and payable by Licensee to Licensor and Licensee agrees to make such payment within thirty (30) days following written demand therefor by Licensor. Such amounts shall be in addition to any other amounts due Licensor, hereunder, including, without limitation, any unpaid but accrued Percentage Fees and any unpaid Special Fee.

Section 20. Termination.

20.1 On the expiration or earlier termination pursuant to Section 18 or otherwise of this Agreement, all the rights of Licensee hereunder shall forthwith terminate and automatically revert to Licensor. Notwithstanding the foregoing, in the event of expiration or earlier termination of this Agreement (other than pursuant to paragraph 19.2 above or by Licensor pursuant to paragraph 19.1 above), Licensee shall be entitled, for ***

20.2 Except as provided in paragraph 20.1 above, on the expiration or earlier termination of this Agreement, Licensee shall forthwith discontinue all use of the Licensed Mark (including discontinuing use of the Licensed Mark or "CK" in its corporate name), shall no longer have the right to use the Licensed Mark or any variation or simulation thereof, and shall transfer to Licensor all registrations, filings and rights with regard to the Licensed Mark which it may have possessed at any time. In addition, Licensee shall thereupon deliver to Licensor or to Licensor's designee, free of charge, or at Licensor's option shall destroy, all materials utilized in connection with Articles and all labels, tags and other material in its possession with the Licensed Mark thereon. Licensee will use its best efforts to cause stencils, sketches and other materials in the possession of third parties to be destroyed or otherwise rendered unusable. Licensee shall not reproduce or adapt any of said stencils, sketches or other materials for use on or in connection with merchandise subsequent to the termination of this Agreement.

20.3 Licensor may, in its sole discretion, at any time, enter into such arrangements as its desires pursuant to which Products bearing the Licensed Mark may be shown, advertised, distributed or sold in the Territory by it or by any duly authorized third party other than Licensee provided only that no shipment of such Products will be permitted prior to the date of termination of this Agreement.

Section 21. Licensor Representations. Licensor represents and warrants that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. CKTT has applications to register, or registrations of the mark "Calvin Klein" and/or the mark "CK/Calvin Klein" in the jurisdiction in the Territory; as indicated on the schedule attached hereto.

Section 22. Licensee Representations. Licensee represents and warrants that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. Licensee further represents and warrants that no broker or finder brought about this transaction and Licensee hereby indemnifies Licensor against and holds it harmless of and from any and all liabilities (including, without limitation, reasonable attorneys' fees and disbursements paid or incurred in connection with any such liabilities) for any brokerage commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

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Section 23. Notice. All reports, approvals and notices required or permitted by this Agreement to be given to any party shall be in writing and shall be delivered personally, by reputable overnight courier, telecopied or sent by certified, registered or express mail (in each case with return receipt requested), postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by reputable overnight courier or, on the date received (as evidenced by a signed receipt) if deposited in the mail, in each case to the party concerned at its address as set forth above (with facsimile confirmation to Licensor at (212) 768-8930) or at such other address as a party may specify by notice to the other. Copies of all notices sent to Licensor shall be sent to the attention of (i) Licensing Department (ii) Corporate Affairs Department and (iii) General Counsel.

Section 24. Assignment.

(a) Licensee acknowledges and recognizes: that it has been granted the license herein because of its particular expertise, knowledge, judgment, skill and ability; that it has substantial and direct responsibilities to perform this Agreement in accordance with all of the terms contained herein; that Licensor is relying on Licensee's unique knowledge, experience and capabilities to perform this Agreement in a specific manner consistent with the high standards of integrity and quality associated with Licensor and its business; that the granting of the license under this Agreement creates a relationship of confidence and trust between Licensee and Licensor, and that this Agreement is one under which applicable law excuses Licensor from accepting performance from, or rendering performance to, a person or entity other than Licensee, within the meaning of Section 365(c) and (e) of the Bankruptcy Code (title 11, U.S. Code). Except as set forth in Section 24(b), neither this Agreement nor the license or other rights granted to Licensee hereunder may be assigned, sublicensed, or otherwise transferred. Any attempted assignment, transfer or sublicensing whether voluntary or by operation of law, directly or indirectly, shall be void and of no force or effect.

(b) The parties acknowledge and agree that Licensee was formed for the sole purpose of operating as the licensee hereunder and will not engage in or conduct any other activities or operations. For purposes hereof, any transfer of all or a controlling portion or a majority of the shares of the Licensee by CK Jeanswear N.V., its affiliates, Corrado Fratini and/or Marcello Fratini, in a single transaction or in a series of transactions, of their respective shares, effecting a reduction in their interest in Licensee, except to Licensor, or a Licensor-approved shareholder, or to a corporate entity of which Corrado Fratini and/or Marcello Fratini own the majority of shares, shall be deemed a transfer in violation of the terms hereof and prohibited hereunder. Set forth on Schedule 24 hereto is a list of the shareholders of Licensee and their respective shareholdings. Prompt notice of any transfer by CK Jeanswear N.V. or its affiliates (other than Calvin Klein, Inc. or its successors, assignees or transferees) of more than five percent (5%) (whether over a period of time or all at once), shall be delivered to Licensor. Except as otherwise provided herein, this Agreement shall inure to the benefit of and shall be binding upon the parties and permitted successors and assigns.

Section 25. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior oral and written understandings and agreements relating thereto, and may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally. This Agreement amends and restates the Original License Agreement which is expressly superseded by this Agreement; provided, that, any representations and warranties set forth in this Agreement shall not be deemed to have been given again in connection with the execution and delivery of this Agreement, but shall only be deemed to have been made as of the date of the Original License Agreement and not as of the date of this Agreement.

Section 26. Independent Contractor. Nothing herein shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever. Licensor shall have no responsibility for the operation or production of Licensee's manufacturing, distribution or sales facilities or for any decisions that may be made in connection therewith regardless of whether Licensor approved any of the same.

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Section 27. No Waiver. No waiver by either party, whether expressed or implied, of any breach hereof or default hereunder shall constitute a continuing waiver of such provision or of any other provision of this Agreement. Acceptance of payments by Licensor shall not be deemed a waiver by Licensor of any violation of or default under any of the provisions of this Agreement by Licensee.

Section 28. Severability. If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

Section 29. Governing Law. This Agreement shall be considered as having been entered into in the State of New York and shall be construed and interpreted in accordance with the laws of that state applicable to agreements made and to be performed therein. However, disputes regarding the Licensed Mark shall be resolved in accordance with the U.S. Federal trademark laws and related laws, statutes, rules and regulations of the United States unless there are no U.S. Federal laws, statutes, rules or regulations dispositive of such a dispute, in which event such disputes shall be resolved in accordance with the laws of the State of New York.

Section 30. Forum, Jurisdiction and Service of Process. The parties expressly agree that (a) the courts of the State of New York and/or the federal courts located in the State of New York shall be the exclusive forum for the adjudication of any disputes relating to this Agreement or the subject matter hereof and (b) that any judgment, award or order issued by the courts of the State of New York and/or the federal courts located in the State of New York shall be enforceable in the courts in any jurisdiction in the Territory. Licensee expressly and irrevocably (a) submits to the jurisdiction of the courts of the State of New York and/or the federal courts located in the State of New York and waives any right to contest the jurisdiction of such courts to adjudicate disputes relating to this Agreement or the subject matter hereof and, (b) waives any objection to the laying of venue of any suit or proceeding in the above-described courts. Notwithstanding anything to the contrary in this Agreement, Licensee expressly agrees that Licensor shall have the right to enjoin use of the Licensed Mark and the Form in any venue or jurisdiction in the Territory. Service of any notice, process, motion or other document in connection with proceedings relating in any way to this Agreement or the subject matter hereof may be effectuated by: (a) as to Licensor, either by personal service or in the same manner as notices are to be given pursuant to paragraph 23 above; and (b) as to Licensee, by service upon (i) the Prentice-Hall Corporation System, Inc. ("Prentice-Hall"), 375 Hudson Street, New York, New York 10014, as agent for Licensee, or (ii) upon such attorney with an office in New York, New York, as agent for Licensee, as may be specified by Licensee by notice to Licensor, or (iii) any other manner permitted by law, provided, in each case, a copy thereof is sent to Licensee in accordance with the provisions of paragraph 23 above. Licensee shall execute any consent forms required by Prentice-Hall in order to effect the appointment of Prentice-Hall as its agent for service of process and Licensee expressly and irrevocably agrees that service upon the Prentice-Hall shall be effective and sufficient service of process upon Licensee.

Section 31. Jurisdictional Approval. This Agreement shall be subject to the obtaining of any and all required recordation and approvals of this Agreement by the appropriate agencies of the government of Hong Kong, if any. If such approvals are not obtained within three (3) months after the earlier of the presentation of this Agreement to such agencies and the date of execution hereof, Licensor may, in its sole discretion, terminate this Agreement by giving written notice to Licensee at any time after such period and prior to the time such approvals are obtained. Licensee shall promptly present this Agreement for any such approvals. Licensor and Licensee shall cooperate with each other and use their respective best efforts to obtain as promptly as possible any such approvals. Licensee shall bear any expense incurred in connection with obtaining and maintaining any such approvals. Promptly after the granting of any such approval, Licensee shall notify Licensor of the date thereof and shall provide Licensor with a copy thereof in both the original language and, if applicable, in English. Notwithstanding anything to the contrary herein, if any such approval is conditioned upon the deletion, insertion or modification of any provision or any portion of any provision hereof, Licensor shall retain the right to rescind this Agreement in its entirety by and upon written notice given to Licensee in the event the required deletions, insertions or modifications affect the terms of this Agreement so as to render, in the sole discretion of Licensor, the

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transactions contemplated by this Agreement an undesirable business venture. In the event this Agreement is so rescinded, neither party shall be in any way liable to the other, except for payments due to Licensor or its designees with respect to transactions which have already occurred, or as otherwise provided herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

CALVIN KLEIN, INC.
By: /s/ Barry Schuntz
CALVIN KLEIN JEANSWEAR ASIA LTD.
By: /s/ Illegible

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Schedule A

***

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Schedule 24

Shareholders	%
CK Jeanswear N.V.	100%